Exhibit 4.2.7

SIXTH SUPPLEMENTAL INDENTURE, dated as of August 21, 2012 (the “Sixth Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, Meritage Homes of Florida Realty LLC, a limited liability company organized under the laws of the State of Florida (the “Additional Guarantor”) and HSBC Bank USA, National Association, as trustee (the “Successor Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and Wells Fargo Bank, National Association (the “Prior Trustee”) are parties to that certain Indenture dated as of February 23, 2007 (the “Indenture”) pursuant to which the Company issued its 7.731% Senior Subordinated Notes due 2017 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, the Successor Trustee was appointed the trustee under the Indenture to replace the Prior Trustee pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated and effective as of May 27, 2008, by and among the Issuer, the Prior Trustee and the Successor Trustee;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Texas, LLC, Meritage Homes Operating Company, LLC and the Prior Trustee are parties to the First Supplemental Indenture, dated as of July 10, 2007, pursuant to which Meritage Homes of Texas, LLC and Meritage Homes Operating Company, LLC were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, WW Project Seller, LLC, and the Successor Trustee are parties to the Second Supplemental Indenture, dated as of March 6, 2009, pursuant to which WW Project Seller, LLC was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of North Carolina, Inc., and the Successor Trustee are parties to the Third Supplemental Indenture, dated as of April 6, 2011, pursuant to which Meritage Homes of North Carolina, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Carefree Title Agency, Inc., and the Successor Trustee are parties to the Fourth Supplemental Indenture, dated as of February 14, 2012, pursuant to which Carefree Title Agency, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, M&M Fort Myers Holdings, LLC, and the Successor Trustee are parties to the Fifth Supplemental Indenture, dated as of March 7, 2012, pursuant to which M&M Fort Myers Holdings, LLC. was added as a Guarantor;

WHEREAS, pursuant to Section 4.13 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;

WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Issuer;

WHEREAS, the Issuer and the Successor Trustee desire to have the Additional Guarantor enter into this Sixth Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantor desires to enter into this Sixth Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;

WHEREAS, Section 8.01 of the Indenture provides that the Issuer, the Guarantors and the trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

WHEREAS, by entering into this Sixth Supplemental Indenture, the Issuer and the Successor Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantor (as now in effect) necessary to make this Sixth Supplemental Indenture a valid instrument legally binding on the Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Additional Guarantor and the Successor Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. Additional Guarantor as Guarantor. As of the date hereof and pursuant to this Sixth Supplemental Indenture, the Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.

2. Compliance with and Fulfillment of Condition of Section 4.13. The execution and delivery of this Sixth Supplemental Indenture by the Additional Guarantor (along with such documentation relating thereto as the Successor Trustee shall require) fulfills the obligations of the Issuer under Section 4.13 of the Indenture.

3. Construction. For all purposes of this Sixth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof,” “hereby” and other words of similar import used in this Sixth Supplemental Indenture refer to this Sixth Supplemental Indenture as a whole and not to any particular Section hereof.

4. Trustee Acceptance. The Successor Trustee accepts the amendment of the Indenture effected by this Sixth Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Successor Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Successor Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantor, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.

5. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6. Holders Bound. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Successors and Assigns. This Sixth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

9. Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Issuer, the Guarantors, the Additional Guarantor and the Successor Trustee have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ C. Timothy White
	Name:	C. Timothy White
	Title:	General Counsel, Executive Vice President and Secretary

ADDITIONAL GUARANTOR:

MERITAGE HOMES OF FLORIDA REALTY LLC, a Florida limited liability company

By:	Meritage Homes of Florida, Inc.
Its:	Manager and Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

TRUSTEE:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ignazio Tamburello
	Name:	Ignazio Tamburello
	Title:	Vice President

[Signature Pages to Sixth Supplemental Indenture]

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and-Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF NORTH CAROLINA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CAREFREE TITLE AGENCY, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

M&M FORT MYERS HOLDINGS, LLC, a Delaware limited liability company

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[End of Signature Pages to Sixth Supplemental Indenture]